                                                                   Exhibit 10(q)


--------------------------------------------------------------------------------

                              BRIDGE LOAN AGREEMENT


                                      among


                         LINCOLN ELECTRIC HOLDINGS, INC.

                                       and


                        J.P. MORGAN VENTURES CORPORATION,
                          as Joint Lead Arranger, Agent
                              and Joint Bookrunner


                                       and


                           CREDIT SUISSE FIRST BOSTON,
                    as Joint Lead Arranger, Syndication Agent
                              and Joint Bookrunner



                           Dated as of April 25, 2000


                                  $200,000,000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS.....................................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Interpretation..................................................................................4

SECTION 2.        AMOUNT AND TERMS OF LOANS.......................................................................4

         2.1      Commitments.....................................................................................4
         2.2      Takedown Procedures.............................................................................5
         2.3      Fees............................................................................................5
         2.4      Mandatory Termination and Reduction of Commitment...............................................5
         2.5      Optional Reduction of Commitment................................................................6
         2.6      Interest........................................................................................6
         2.7      Option to Exchange Loans for Exchange Notes.....................................................7
         2.8      Prepayments.....................................................................................7
         2.9      Eurocurrency Rate Loans; Increased Costs; Taxes; Capital Adequacy...............................8
         2.10     Use of Proceeds.................................................................................8
         2.11     Subordination...................................................................................9
         2.12     Registration of Transfer; Register Evidence of Loans............................................9
         2.13     Payments........................................................................................9

SECTION 3.        CONDITIONS PRECEDENT...........................................................................10

         3.1      Conditions Precedent to the Commitment Effective Date..........................................10
         3.2      Conditions Precedent to Closing Date...........................................................11

SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................12

         4.1      Incorporation by Reference.....................................................................12
         4.2      Representations in Credit Agreement............................................................12

SECTION 5.        COVENANTS......................................................................................12

         5.1      Incorporation by Reference.....................................................................12
         5.2      Indebtedness...................................................................................12
         5.3      Subsidiary Guaranty............................................................................13
         5.4      Additional Agreements..........................................................................13

SECTION 6.        EVENTS OF DEFAULT..............................................................................13

         6.1      Events of Default..............................................................................13
         6.2      Rights and Remedies............................................................................14


SECTION 7.        MISCELLANEOUS..................................................................................15

         7.1      Expenses.......................................................................................15
         7.2      Indemnity......................................................................................15
         7.3      Set-Off........................................................................................16
         7.4      Ratable Sharing................................................................................16
         7.5      Notices........................................................................................17
         7.6      Successors and Assigns; Participation; Assignments.............................................17
         7.7      Amendments and Waivers.........................................................................18
         7.8      No Waiver; Remedies Cumulative.................................................................19
         7.9      Governing Law..................................................................................19
         7.10     Counterparts...................................................................................20
         7.11     Effectiveness..................................................................................20
         7.12     Headings Descriptive...........................................................................20
         7.13     Marshalling; Recapture.........................................................................20
         7.14     Severability...................................................................................20
         7.15     Survival.......................................................................................20
         7.16     Limitation of Liability........................................................................20
         7.17     Independence of Covenants......................................................................21
         7.18     Survival of Representations, Warranties and Agreements.........................................21
         7.19     Failure or Indulgence Not Waiver; Remedies Cumulative..........................................21
         7.20     Obligations Several; Independent Nature of Lenders' Rights.....................................21
         7.21     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.................................................22
         7.22     WAIVER OF JURY TRIAL...........................................................................22
         7.23     Changes to this Agreement......................................................................23
         7.24     Confidentiality................................................................................23

                  BRIDGE LOAN AGREEMENT, dated as of April 25, 2000 among Lincoln Electric Holdings, Inc., an Ohio corporation (the "Company" or the "Borrower"), J.P. Morgan Ventures Corporation ("JPMVC"), as a Lender, as agent for the Holders (in such capacity, and as set forth on EXHIBIT C attached hereto and made a part hereof, the "Administrative Agent" or "Agent"), as joint lead arranger (in such capacity, "Joint Lead Arranger") and as joint lead bookrunner, and Credit Suisse First Boston ("CSFB"), as a Lender, joint lead arranger (in such capacity, "Joint Lead Arranger," and together with JPMVC acting as Joint Lead Arranger, the "Arrangers"), Syndication Agent and joint bookrunner.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company has requested that the Lenders extend credit to the Company in an aggregate principal amount not to exceed $200,000,000 in order to finance the Offer and the Acquisition;

                  WHEREAS, the Company (i) intends, in accordance with this Agreement, to offer debt or equity (including hybrid equity) securities for gross proceeds in an aggregate amount equal to or greater than the amount of the Loans (the "Permanent Financing") and (ii) has entered into an engagement letter agreement dated as of April 25, 2000 with one or more nationally recognized investment banking institutions acceptable to the Lenders (the "Engagement Letter") in connection with such Permanent Financing;

                  WHEREAS, a portion of the proceeds of the issuance and sale of the securities offered pursuant to the Permanent Financing will be used to repay the Loans on or before the Final Maturity Date; and

                  WHEREAS, the Company has entered into a Credit Agreement dated as of April 25, 2000 by and among the Company, The Lincoln Electric Company, Lincoln Electric Global Limited, the domestic subsidiaries of the Company signatories thereto, the foreign subsidiaries of the Company signatories thereto, the financial institutions listed on the signature pages thereof, CSFB as a Joint Lead Arranger, Administrative Agent, collateral agent and bookrunner, and JP Morgan Securities, Inc., as a Joint Lead Arranger and as Syndication Agent (such Credit Agreement, as in force and effect as of the date hereof, the "Credit Agreement").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Company and the Lenders hereby agree as follows:

SECTION 1. DEFINITIONS

                  1.1 Definitions
                      -----------

                  As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Section 1.1 of the Credit Agreement, as in effect on the date hereof, is hereby incorporated by reference mutatis mutandis as if set forth herein in its entirety (other than defined terms set forth herein which are also defined therein).

                  "Agreement" shall mean this Bridge Loan Agreement as the same may from time to time hereafter be modified, supplemented or amended in accordance with the terms hereof.

                  "Assignee" shall have the meaning provided in Section 7.6(c).

                  "Authorized Officer" of any Person shall mean any of the president, chief executive officer, chief financial officer, treasurer or any vice president of such Person.

                  "Borrowing" shall mean the incurrence of the Loans on the Closing Date.

                  "Closing Date" shall mean the date on which the Loans are advanced hereunder.

                  "Commitment" shall mean collectively up to $200,000,000, with the Commitment of (i) JPMVC severally to be up to $110,000,000 and (ii) CSFB severally to be up to $90,000,000 and the obligation of each such Lender to make a Loan not to exceed the amount of its respective Commitment, as the same may be reduced from time to time pursuant to Sections 2.4 and 2.5.

                  "Commitment Effective Date" means the date upon which the Lenders' Commitments become effective following the satisfaction of all conditions precedent set forth in Section 3.1.

                  "Credit Agreement" shall have the meaning provided in the recitals hereto.

                  "Credit Exposure" shall have the meaning provided in Section 7.6(b).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Exchange Note Indenture" shall mean the indenture relating to the Exchange Notes among the Company, the Subsidiary Guarantors and the Exchange Note Trustee to be entered into pursuant to Section 5.4, which indenture shall be in the Agent's customary form and shall have the terms set forth in EXHIBIT A hereto and such other terms and conditions as are satisfactory to the Arrangers.

                  "Exchange Note Trustee" shall mean the trustee under the Exchange Note Indenture meeting the requirements of Section 5.4 hereof and applicable law.

                  "Exchange Notes" means the Senior Subordinated Notes issued by the Company at the request of any Holder pursuant to Section 2.7 in such form as is customary for transactions of this type and as may be approved by the Lenders.

                  "Exchange Notice" shall have the meaning provided in Section 2.7.

                  "Expiration Date" shall have the meaning provided in Section 2.1.

                  "Event of Default" shall have the meaning provided in Section
6.

                  "Fee Letter" shall mean the Fee Letter dated as of the date hereof among the Company and the Arrangers.

                  "Fees" shall mean all amounts payable pursuant to Section 2.3.

                  "Final Maturity Date" shall mean the earlier of (i) the date which is ten years after the Closing Date or (ii) such time as the Commitment is reduced to zero pursuant to the terms hereof.

                  "Holder" means any registered owner from time to time of any Obligations.

                  "Interest Payment Date" shall mean the last day of each Interest Period (or, if any such date is not a Business Day, the next succeeding Business Day).

                  "Interest Period" shall mean the period from the date of this Agreement to but excluding the 90th day thereafter, and thereafter each successive 90-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Final Maturity Date shall end on the Final Maturity Date. The Agent may, in its discretion, select Interest Periods of one day for any day on or after the Loans shall have become due and payable in accordance with the terms hereof.

                  "Lenders" means each of JPMVC and CSFB and their successors and permitted assigns.

                  "Lenders' Office" shall mean the office of the Agent located at 60 Wall Street, New York, New York 10005 or such other location designated as such by the Agent to the Company.

                  "Loan" and "Loans" shall have the meanings provided in Section 2.1(a).

                  "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Fee Letter, the Engagement Letter and agreements and instruments entered into pursuant to any of such agreements.

                  "Loan Parties" shall mean the Company and its Subsidiaries and "Loan Party" any one of the foregoing.

                  "Note" means the Notes evidencing the Bridge Loans issued pursuant to Section 2.2(c).

                  "Obligations" shall mean all obligations, liabilities and Indebtedness of every nature of the Loan Parties from time to time owing to the Lenders under or in connection with this Agreement or any other Loan Document.

                  "Participant" shall have the meaning provided in Section
7.6(b).

                  "Register" shall have the meaning set forth in Section 2.12.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into among the Company, the Subsidiary Guarantors and the Arrangers pursuant to Section 5.4, which shall be in the Agent's customary form and shall have the terms set forth in EXHIBIT A hereto and such other terms and provisions as are acceptable to the Arrangers.

                  "Requisite Lenders" shall mean Lenders holding at least (x) a majority of the Commitments, or (y) if the Commitments have been terminated, a majority in principal amount of outstanding Loans ; PROVIDED, HOWEVER, that so long as an Arranger holds at least $30.0 million in aggregate principal amount of Loans, the term "Requisite Lenders" shall include such Arranger.

                  "Subsidiary Guarantors" shall mean each Subsidiary of the Company that is required to provide a Subsidiary Guaranty pursuant to Section 3.2(e) and Section 5.3, and each additional Subsidiary of the Company which provides a Subsidiary Guaranty.

                  "Subsidiary Guaranty" means a Subsidiary Guaranty in such form as is customary for transactions of this type and as may be approved by the Lenders, as will be executed by certain Subsidiaries of the Company to be entered into as soon as practicable after the Announcement Date but in any event shall be entered into as of the Closing Date.

                  "Takedown" shall have the meaning provided in Section 2.2(a).

                  "Transfer Supplement" shall have the meaning provided in
Section 7.6(c).

                  "Transferee" shall have the meaning provided in Section
7.6(d).

                  1.2 Interpretation
                      --------------

                  When a provision of the Credit Agreement is incorporated by reference herein mutatis mutandis, such provision of the Credit Agreement, as in effect on the date hereof, shall be deemed to be set forth herein in full, it being understood that references to defined terms in such incorporated provisions that are also defined in this Agreement shall have the meanings set forth in this Agreement.

                  Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

 SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Commitments
                      -----------

                  Subject to the terms and conditions set forth herein and in reliance on the representations and warranties contained herein and in the other Loan Documents, each Lender severally agrees to lend to the Company an aggregate principal amount not to exceed its respective Commitment (each, a "Loan", and collectively, the "Loans").

                  (a) TERMINATION OF COMMITMENT. The Commitment will terminate on the earliest of (i) the Commitment Termination Date and (ii) the date of the closing of the Transactions without the funding of the Commitment (the "Expiration Date").

                  (b) The Commitment is not revolving in nature, and the principal amounts of Obligations prepaid in accordance with Section 2.8 may not be reborrowed hereunder.

                  2.2 Takedown Procedures.
                      --------------------

                  (a) NOTICE. The Company shall give the Lenders notice not later than 11:00 AM (New York City time) three (3) Business Days prior to the proposed borrowing of the Loans hereunder (such borrowing, the "Takedown"), which notice shall specify (i) the principal amount of the Loans to be made hereunder at such Takedown (which amount shall be in minimum denominations of $10,000,000 or larger multiples of $250,000) and (ii) the date of such Takedown (which shall be a Business Day). There shall be only one Takedown permitted hereunder.

                  (b) FUNDING. On the date of the Takedown, each Lender shall deliver by wire transfer, to the account number of the Company specified by the Company in writing no later than 2:00 PM (New York City time) three (3) Business Days prior to the date of the Takedown, immediately available funds in an amount equal to the principal amount of the Loans to be made hereunder on such date, less, unless a Lender otherwise requests, the aggregate amount of fees payable by the Company to such Lender on such date pursuant to Section 2.3 and expenses (if any) payable to such Lender on such date pursuant to Section 7.1.

                  (c) DELIVERY OF NOTES. At the Takedown, against payment as set forth in subsection (b) of this Section 2.2, the Company shall deliver, if requested by a Lender, separate Notes in such denominations and registered in such name or names as shall be designated by such Lender by notice to the Company at least three (3) Business Days prior to the date of the Takedown.

                  2.3 FEES
                      ----

                  The Company shall pay each Lender all fees as and when due in accordance with the Fee Letter.

                  2.4 Mandatory Termination and Reduction of Commitment.
                      --------------------------------------------------

                  (a) The Commitment shall terminate on the earlier of the Expiration Date or the Takedown hereunder.

                  (b) The Commitment shall be reduced by an amount equal to the Net Debt Securities Proceeds and Net Equity Securities Proceeds received by any Loan Party (to the extent permitted under the Credit Agreement) MINUS the amount of such proceeds applied to repay outstanding Obligations in accordance with
Section 2.8(b) in excess of the amount thereof required to be paid to the Lenders pursuant to the Credit Agreement. Each such reduction shall be effective on the date of the related prepayment of the Obligations, or if no Obligations are at the time outstanding, on the date of receipt of such proceeds.

                  (c) Any such reduction shall reduce permanently each Lender's Commitment then in effect PRO RATA.

                  2.5 Optional Reduction of Commitment
                      --------------------------------

                  The Company may, upon not less than three (3) Business Days' notice to the Lenders, terminate the unused Commitment at any time or reduce the unused Commitment from time to time in amounts equal to $5,000,000 or any larger multiple of $1,000,000. Any such reduction shall reduce permanently each Lender's Commitment then in effect pro rata.

                  2.6 Interest.
                      --------

                  (a) PAYMENT DATES. Interest on the Obligations shall be payable in dollars in arrears, on each Interest Payment Date during which such Obligations remain outstanding, commencing with the first Interest Payment Date after the Closing Date, on the principal sum of the Obligations outstanding. Interest on the Obligations shall be calculated at the rate per annum set forth in subsection (b) below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on the Obligations (or if no interest has been paid on the Obligations, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of the Obligations has been made.

                  (b) INTEREST RATE. Interest for the first Interest Period commencing on the Closing Date shall be at the rate of three month LIBOR plus 700 basis points per annum increasing by an additional 50 basis points per annum at the end of each Interest Period subsequent to the Closing Date. Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Obligations exceed 16 1/2%; provided that to the extent the Interest Rate exceeds 14 1/2% per annum, the Company may, at its option, pay such excess interest by capitalizing it to the principal of the Loans. Notwithstanding the foregoing, if an Event of Default occurs, the Company shall on demand from time to time pay interest on such defaulted amount, to the extent permitted by law, from the date such Event of Default first occurred to but excluding the date of actual cure or waiver (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Obligations.

                  (c) Except as otherwise set forth herein, interest on the Loans shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, to the extent accrued on the amount being prepaid; (iii) at maturity, including final maturity; and
(iv) if such Loan is a Loan that is exchanged for an Exchange Note, the date of exchange as specified in the relevant Exchange Notice. All interest payments shall be made not later than 12:00 noon (New York City time) on the date specified for payment by wire transfer of immediately available funds in accordance with Section 2.13.

                  (d) Interest on the Obligations will be calculated on the basis of a 360-day year and paid for the actual number of days elapsed.

                  2.7 Option to Exchange Loans for Exchange Notes.
                      -------------------------------------------

                  (a) On any Business Day on or after one year anniversary of the Closing Date (if any), any Lender may elect to exchange all or any portion of its Loan and Notes, if any, for one or more Exchange Notes by giving not less than five Business Days' prior irrevocable written notice of such election to the Company, the Agent and the Exchange Note Trustee specifying the principal amount of its Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof), the name of the proposed registered holder and, subject to the terms of the Exchange Note Indenture, the amount of each Exchange Note requested (each such notice, an "Exchange Notice"). Any such exchanging Lender shall deliver its Notes, if any, to the Agent within five Business Days following delivery of an Exchange Notice. Loans and/or Notes exchanged for Exchange Notes pursuant to this Section 2.7(a) shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

                  (b) Not later than the fifth Business Day after delivery of an Exchange Notice:

                      (i) the Agent shall cancel each Note delivered to it and, if applicable, the Borrower shall issue a replacement Note to such Lender in an amount equal to the principal amount of such Lender's Loan that is not being exchanged, or the Agent shall make a notation on the surrendered Note to the effect that a portion of the Loan represented thereby has been repaid; and

                      (ii) upon completion of the actions set forth in clause
         (b)(i) the Company shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.

                  (c) Each Exchange Note issued pursuant to this Section 2.7 shall bear interest at a fixed rate equal to the rate per annum on the Loans on the date of the Exchange Notice. Accrued interest on Loans so exchanged shall be canceled and the Exchange Notes received in such exchange shall bear interest from and including the most recent date to which interest has been paid on the Loans so exchanged.

                  2.8 Prepayments.
                      -----------

                  (a) OPTIONAL PREPAYMENT. The Obligations may be prepaid, in whole or in part, upon not less than ten (10) days written notice, at the option of the Company, at any time at par plus accrued interest to the prepayment date.

                  (b) MANDATORY PREPAYMENTS. To the extent permitted under the Credit Agreement, the Company shall, within five (5) days of receipt by any Loan Party of Net Asset Sales Proceeds, Net Debt Securities Proceeds or Net Equity Securities Proceeds that is in excess of the amount thereof required to be paid to the Lenders under the Credit Agreement (to the extent such Net Proceeds Amount equals or exceeds the minimums set forth in Section 2.8(c) prepay a principal amount of the Obligations equal to the amount of such proceeds (less any amounts not required to be paid as a result of the requirement in subsection
(c) of this Section 2.8 that all such prepayments be made in multiples of $1,000), at a prepayment price equal to one hundred percent (100%) of the principal amount of the Obligations so prepaid together with accrued interest to the date of prepayment.

                  (c) MINIMUM AMOUNT. Any prepayment of the Obligations pursuant to Section 2.8(a) shall be in a minimum amount of at least $1,000,000, unless less than $1,000,000 of the Obligations remain outstanding, in which case all of the Obligations must be prepaid. Any prepayment of the Obligations pursuant to
Section 2.8(b) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment. Any such prepayment shall be made to the Holders PRO RATA in accordance with Section 2.8(e).

                  (d) PARTIAL PREPAYMENTS. Any partial prepayment shall be made so that the Obligations then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Obligations held by such Holder shall bear to the aggregate principal amount of all Obligations then outstanding. In the event of a partial prepayment, upon presentation of any Note, the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

                  (e) EFFECT OF NOTICE OF PREPAYMENT. The Company shall notify the Lenders of any prepayment in writing at their addresses shown in the Register, which notice shall be given at least one Business Day prior to any date set for prepayment of Loans (each such day, a "Prepayment Date"). Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

                  2.9 Eurocurrency Rate Loans; Increased Costs; Taxes; Capital
                      --------------------------------------------------------
Adequacy
--------

                  Section 2.6 and Section 2.7 of the Credit Agreement, as in effect on the date hereof, is hereby incorporated by reference mutatis mutandis as if set forth herein in its entirety.

                  2.10 Use of Proceeds
                       ---------------

                  (a) The proceeds of the Loans shall be used by the Company solely to finance the Offer, the Acquisition, the Refinancing and transaction costs and expenses associated with the Transactions. The Company shall use the funds borrowed hereunder and under the Credit Facility to pay the existing lenders under the $200,000,000 Credit Agreement, dated as of December 20, 1995, among The Lincoln Electric Company, the Banks listed therein, and Keybank National Association, as Agent, as such agreement has been amended and is currently in effect. No portion of the proceeds of any borrowing under this Agreement shall be used by any Loan Party to purchase or carry Margin Stock or in any other manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.11 Subordination
                       -------------

                  The obligations of the Company hereunder are subordinate and junior in right of payment to all Designated Senior Debt, as such term is defined in, and to the extent and in the manner set forth in Exhibit B attached hereto and made a part hereof.

                  2.12 Registration of Transfer; Register Evidence of Loans.
                       -----------------------------------------------------

                  (a) The Obligations are transferable and assignable subject to any applicable limitations set forth in Section 7.6.

                  (b) The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the Holders and particulars of the respective Obligations held by them and of all transfers of such Obligations. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the owner of any Obligation. No transfer of any Obligation shall be effective except upon recordation in the Register.

                  (c) The Loans shall not be evidenced by any instruments. Each Holder, however, at its option, shall be entitled to receive a Note evidencing its portion of the Loan. Each Holder of a Loan shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Holder resulting from the Loan held by such Holder from time to time, including the amounts of principal and interest payable and paid to such Holder from time to time under this Agreement. The entries made in such accounts shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Holder to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay (with the applicable interest) the Loans in accordance with the terms of this Agreement.

                  2.13 Payments
                       --------

                  (a) WIRE TRANSFER. The principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Register from time to time to the Company by any Lender at least three Business Days prior to the due date therefor.

                  (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (c) NO DEFENSE. To the fullest extent permitted by law, the Company shall make all payments hereunder and under the Notes regardless of any defense or counterclaim.

                  (d) ALLOCATION. Any money paid to, received by, or collected by any Agent or any Lender pursuant to this Agreement or any other Loan Document shall be applied in the following order, at the date or dates fixed by the
Agent:

                  First: to any unpaid fees and reimbursement or unpaid expenses of the Arrangers (in their capacity as Agent and/or as Lender) hereunder and under the Fee Letter;

                  Second: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

                  Third: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                  Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

                  Fifth: the balance, if any, to the Person lawfully entitled thereto.

SECTION 3. CONDITIONS PRECEDENT

                  3.1 Conditions Precedent to the Commitment Effective Date
                      -----------------------------------------------------

                  The Commitment Effective Date is subject to the following conditions precedent, each of which shall be satisfied on or prior to the Announcement Date (and the Lenders' written confirmations that the following conditions are satisfied shall be conclusive evidence thereof for purposes of this Section 3.1 but shall not deny the Lenders of the exercise of any remedies which remedies shall not be inconsistent with the requirements of Rule 24.7 of the Companies Act):

                  (a) each of the conditions to Announcement as set forth in
Section 4.1 of the Credit Agreement as in effect on the date hereof shall have been satisfied in the sole discretion of the Lenders, which such Section 4.1 of the Credit Agreement is hereby incorporated by reference MUTATIS MUTANDIS as if set forth herein in its entirety;

                  (b) this Agreement, the Fee Letter and the Engagement Letter shall have been duly executed and delivered by the parties thereto, the Company shall be in compliance with all of its agreements thereunder and each such agreement shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of each Lender;

                  (c) the Lenders shall have received (x) a certificate of the Secretary or Assistant of the Company dated the Announcement Date and certifying
(A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, the by-laws or memorandum and articles of association and other organizational documents of the Company as in effect on the Announcement Date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the

Board of Directors or a Committee of the Board of Directors of the Company, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 4.1 of the Credit Agreement, and (D) as to the incumbency and specimen signature of each officer authorized, to the extent applicable, to act with respect to the Loan Documents and each of the other documents related thereto; and (y) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (x);

                  (d) the Lenders shall have received a favorable written opinion of Jones, Day, Reavis & Pogue, special counsel to the Company, as to the enforceability and effectiveness of the Loan Documents and as to such other matters as the Lenders may request;

                  (e) there shall not be any Event of Default or event that, with notice and/or the passage of time, is reasonably likely to result in an Event of Default and the representations and warranties made herein shall be true and correct in all material respects as of the Announcement Date and after giving effect to the Transactions;

                  (f) all fees and other amounts then due and payable to the Lenders under the Loan Documents shall have been paid in full.

                  3.2 Conditions Precedent to Closing Date
                      ------------------------------------

                  Occurrence of the Closing Date is subject to the Commitment Effective Date having occurred, and to the satisfaction of the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) each of the conditions to Closing as set forth in Section
4.2 of the Credit Agreement as in effect on the date hereof shall have been satisfied and each of the conditions to Offer Borrowings as set forth in Section
4.3 of the Credit Agreement as in effect on the date hereof shall have been satisfied (which such Sections are hereby incorporated by reference MUTATIS MUTANDIS as if set forth herein in its entirety);

                  (b) the Credit Agreement as in effect on the date hereof shall be in full force and effect and Loans in the full amount of the commitments thereunder in effect on the date hereof shall be available for borrowing;

                  (c) all fees and other amounts then due and payable to the Lenders under the Loan Documents shall have been paid in full;

                  (d) to the extent requested, Notes shall have been executed by the Company in favor of each Lender, each in a principal amount equal to that Lender's Commitment;

                  (e) the Subsidiary Guaranty shall have been duly executed and delivered to the Lenders by each of Lincoln Electric International Holding Company, the Lincoln Electric Company, Lincoln Global, Inc. and Harris Calorific, Inc.;

                  (f) notice of borrowing shall have been given to the Lenders pursuant to Section 2.2 hereof; and

                  (g) no Event of Default pursuant to Sections 8.6, 8.7, 8.9 or
8.12 of the Credit Agreement as in effect on the date hereof shall have occurred and be continuing in respect of the Target or the Company.

SECTION 4. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Company and each Subsidiary Guarantor makes the following representations and warranties in favor of the Holders, which shall survive the execution and delivery of this Agreement and the effectiveness of the Commitments:

                  4.1 Incorporation by Reference
                      --------------------------

                  The Company and each Subsidiary Guarantor hereby makes each of the representations and warranties contained in Section 5 (other than Sections
5.16 and 5.24) of the Credit Agreement as in effect on the date hereof, which such Section is hereby incorporated by reference mutatis mutandis as if set forth herein in its entirety.

                  4.2 Representations in Credit Agreement
                      -----------------------------------

                  Each of the representations and warranties of the Loan Parties set forth in the Credit Agreement as in effect on the date hereof and the other documents related thereto is true and correct in all material respects.

SECTION 5. COVENANTS

                  Each Loan Party hereby covenants and agrees for the benefit of the Holders, that on and after the Announcement Date and until the Commitment has terminated and the Obligations are paid in full:

                  5.1 Incorporation by Reference
                      --------------------------

                  Each Loan Party will comply with each of the covenants contained in Section 6 and Section 7 of the Credit Agreement as in effect on the date hereof, (except for subsections 6.8, 6.9, 7.6 and 7.8 thereof) each of which such Sections are hereby incorporated by reference mutatis mutandis as if set forth herein in their entirety.

                  5.2 Indebtedness
                      ------------

                  Notwithstanding Section 5.1 above, Section 7.1 of the Credit Agreement as incorporated herein by reference shall include Indebtedness incurred under the Credit Agreement or any refinancing thereof as permitted Indebtedness hereunder, so long as the aggregate amount thereof is not increased above the aggregate commitments under the Credit Agreement as in effect on the Closing Date.

                  5.3 Subsidiary Guaranty
                      -------------------

                  The Company will cause each Subsidiary that is not a guarantor under the Subsidiary Guaranty that becomes a guarantor or an obligor in respect of the Domestic Obligations under the Credit Agreement promptly to enter into the Subsidiary Guaranty. Concurrently with the delivery of a Subsidiary Guaranty by a Subsidiary of the Company, the Company shall deliver to the Agent, on behalf of the Lenders, the favorable written opinion of Jones, Day, Reavis & Pogue as to the enforceability of such Subsidiary Guaranty.

                  5.4 Additional Agreements.
                      ----------------------

                  Not later than the one year anniversary of the Closing Date, if the Obligations have not been repaid in full, the Company shall:

                       (i) Execute and deliver, cause each Subsidiary Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver the Exchange Note Indenture; and

                       (ii) Execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement.

                  The bank or trust company acting as trustee under the Exchange
Note Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

SECTION 6. EVENTS OF DEFAULT

                  6.1 Events of Default
                  ---------------------

                  Each of the following events, acts, occurrences or conditions shall constitute an "Event of Default" under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                  (a) FAILURE TO MAKE PAYMENTS. The Company shall (i) default in the payment when due of any principal of the Loan or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any interest on the Loan or in the payment when due of any Fees or any other amounts owing hereunder.

                  (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                  (C) BREACH OF COVENANTS.

                      (i) The Company shall fail to perform or observe any agreement, covenant or obligation arising under Section 5 of this Agreement (giving effect to the applicable cure or grace periods provided in Section 8 of the Credit Agreement, as in effect on the date hereof, with respect to breaches of the corresponding provisions of the Credit Agreement), the Engagement Letter or the Fee Letter.

                      (ii) The Company shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above) or any other Loan Document, and such failure shall continue for 30 days.

                  (d) CREDIT AGREEMENT. An "Event of Default" as defined in
Section 8 of the Credit Agreement as in effect on the date hereof, all of which such Section, through the first paragraph of Section 8.12 thereof, are hereby incorporated by reference MUTATIS MUTANDIS as if set forth herein in their entirety. In addition, the penultimate paragraph of Section 8 of the Credit Agreement, as in effect on the date hereof, is hereby incorporated by reference MUTATIS MUTANDIS as if set forth herein in its entirety.

                  6.2 Rights and Remedies
                      -------------------

                  Upon the occurrence of any Event of Default described in subsection 8.6 or 8.7 of the Credit Agreement as in effect on the date hereof (incorporated herein by reference pursuant to Section 6.1(d) hereof), the Commitment shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Company, and any obligation to make a Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent may, by written notice to Company, (i) declare that the Commitment is terminated, whereupon the Commitment and the obligation of the Lenders to make the Loans hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Company; provided, that notwithstanding any other provision of the Loan Documents, during the period commencing with the Announcement Date and ending on the Offer Termination Date, Agent and the Lenders (or any of them or any other party) shall not be entitled to (i) terminate the Commitments, (ii) rescind this Agreement nor, (iii) declare the Loans due and payable (or due and payable on demand) or accelerate any principal amounts outstanding hereunder howsoever described, in whole or in part or exercise any set off or similar right arising on the basis of breach of contract, misrepresentation or Event of Default or otherwise unless an Event of Default described in subsection 8.6, 8.7, 8.9 or 8.12 of the Credit Agreement as in effect on the date hereof (incorporated by reference herein pursuant to Section 6.1(d) hereof) shall have occurred and be continuing.

SECTION 7. MISCELLANEOUS

                  7.1 Expenses
                      --------

                  Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of the Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs of furnishing all opinions by counsel for the Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of the Loan Parties' performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Loan Parties; (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the realization upon or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

                  7.2 Indemnity
                      ---------

                  In addition to the payment of expenses pursuant to subsection 9.1, whether or not the transactions contemplated hereby shall be consummated, the Loan Parties agree to defend (subject to Indemnities' selection of counsel), indemnify, pay and hold harmless the Agent and Lenders, and the officers, directors, employees, trustee, agents and affiliates of the Agent and Lenders (collectively called the "Indemnities"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Loan Parties shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including costs related to Cleanups), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or any enforcement of any of the Loan Documents (including any the enforcement of the Subsidiary Guaranty) or (ii) the current, former or future operations of Company or its Subsidiaries, including, but not limited to, the current, former or future ownership or use of any real property.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 7.2 may be unenforceable in whole or in part because they are violative of any law or public policy, the Loan Parties shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  7.3 Set-Off
                      -------

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Loan Parties at any time or from time to time, without notice to the Loan Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of the Loan Parties to that Lender under this Agreement, and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  7.4 Ratable Sharing
                      ---------------

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Loan Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Loan Parties expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by any Loan Party to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                  7.5 Notices
                      -------

                  Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto.

                  7.6 Successors and Assigns; Participation; Assignments.
                      ---------------------------------------------------

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Company, the Lenders, all Holders and their respective successors and assigns, except that Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Holders.

                  (b) PARTICIPATION. Each Lender may at any time sell to one or more Persons (each a "Participant") participating interests in its Loan, any Note, its Commitment or any other interest of such Lender hereunder (its "Credit Exposure"); PROVIDED that any such sale shall be in a minimum amount of $500,000. Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note for all purposes under this Agreement (except as expressly provided below), and the Company shall continue to deal solely and directly with such

Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lender, and the Lender agrees to share with such Participant. The Company also agrees that each Participant shall be entitled to the benefits of Section 2.9.

                  (c) ASSIGNMENTS. The Lenders may at any time and from time to time assign to one or more Persons (an "Assignee") all or any part of its Credit Exposure pursuant to a supplement to this Agreement, in such form as is customary for transactions of this type and as may be approved by the Agent (a "Transfer Supplement"), executed by such Assignee and a Lender; provided that any such assignment shall be in a minimum amount of $500,000. Any such partial assignment shall be an assignment of an identical percentage of the Lender's Loan and Commitment hereunder. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Company and (iii) payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the Lender and such Assignee, the Lender shall be released from its obligations hereunder to the extent of such assignment and such Assignee shall for all purposes be a party to this Agreement and shall have all the rights and obligations of the Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Company or the Lender shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a party and the resulting adjustment of the Commitment, if any, arising from the purchase by such Assignee of all or a portion of the Credit Exposure of the Lender. Promptly after the consummation of any transfer to an Assignee pursuant hereto, if requested by such Assignee, the Lender and Company shall make appropriate arrangements so that a replacement
Note is issued to the Lender and a new Note is issued to such Assignee, in each case in principal amounts reflecting such transfer. Any subsequent transfer by an Assignee of all or any part of its Credit Exposure shall be subject to the consent of the Lender.

                  (d) DISCLOSURE OF INFORMATION. Subject to the confidentiality provisions of Section 7.24, Company authorizes the Lenders to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Lender's possession concerning the Company which has been delivered to the Lenders by the Company pursuant to this Agreement or which has been delivered to the Lenders by the Company in connection with the Lenders' credit evaluation of the Company prior to entering into this Agreement.

                  7.7 Amendments and Waivers
                      ----------------------

                  Neither this Agreement, any Note, any other Loan Document to which the Company or any Subsidiary Guarantor is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Requisite Lenders and the Loan Parties may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which such Loan Parties are party; provided, that no such amendment, supplement, modification or waiver shall (a) extend either the Final Maturity Date or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest, fees or other amounts on or with respect to any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Lenders hereunder; release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, other than in accordance with the terms of the Loan Documents; or change the amount of any Commitment, or amend, modify or waive any provision of this Section 7.7 or the definition of Requisite Lenders, or consent to or permit the assignment or transfer by the Company of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Holders, or (b) amend, modify or waive any provision of Exhibit C or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Holders equally and shall be binding upon the Loan Parties, the Holders, the Agent and all future holders. In the case of any waiver, the Loan Parties, the Holders and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  7.8 No Waiver; Remedies Cumulative
                      ------------------------------

                  No failure or delay on the part of the Lenders or any Holder in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Lenders or any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lenders or any Holder would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  7.9 Governing Law.
                      --------------

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                  7.10 Counterparts
                       ------------

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  7.11 Effectiveness
                       -------------

                  This Agreement shall become effective on the date on which the Lenders and the Company shall have each signed a counterpart hereof and the Company shall have delivered the same to the Lenders.

                  7.12 Headings Descriptive
                       --------------------

                  The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  7.13 Marshalling; Recapture
                       ----------------------

                  The Holders shall be under no obligation to marshal any assets in favor of or any other party or against or in payment of any or all of the Obligations. To the extent the Holders receive any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to the Holders as of the date such initial payment, reduction or satisfaction occurred.

                  7.14 Severability
                       ------------

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  7.15 Survival
                       --------

                  All indemnities set forth herein including, without limitation, in Sections 2.9 and 7.2 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

                  7.16 Limitation of Liability
                       -----------------------

                  No claim may be made by any Loan Party or any other Person against the Holders or any of its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection herewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  7.17 Independence of Covenants
                       -------------------------

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                  7.18 Survival of Representations, Warranties and Agreements.
                       -------------------------------------------------------

                  (a) All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Loan Parties set forth in Sections 2.9, 7.1, 7.2 and 7.3 and the agreements of Lenders set forth in Section 7.4 shall to the extent set forth therein survive the payment of the Loans and the termination of this Agreement.

                  7.19 Failure or Indulgence Not Waiver; Remedies Cumulative
                       -----------------------------------------------------

                  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  7.20 Obligations Several; Independent Nature of Lenders'
                       ---------------------------------------------------
Rights
------

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  7.21 CONSENT TO JURISDICTION AND SERVICE OF PROCESS
                       ----------------------------------------------

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                       (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                       (ii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 7.5;

                       (iii) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (ii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                       (iv) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                       (v) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 7.21 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

                  7.22 Waiver of Jury Trial
                       --------------------

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 7.22 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  7.23 Changes to This Agreement
                       -------------------------

                  Notwithstanding any provision herein or in the Credit Agreement to the contrary, the Company hereby irrevocably agrees that it shall, and shall cause all Subsidiary Guarantors to, promptly upon the request of the Lenders, amend and restate or otherwise modify or supplement this Agreement and any other Loan Document, to be a stand-alone facility or otherwise, on such terms and conditions as the Lenders may request.

                  7.24 Confidentiality
                       ---------------

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, if applicable, it being understood and agreed by the Company that in any event a Lender may make disclosures to the accountants, auditors, attorneys and affiliates of such Lender or disclosures reasonably required by any bond fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process or the City Code; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine compliance examination or examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of their Subsidiaries.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                     LINCOLN ELECTRIC HOLDINGS, INC.



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   Notice Address:

                                   LENDERS:


                                   J.P. MORGAN VENTURES CORPORATION
                                   as a Lender



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   Notice Address:

                                   60 Wall Street
                                   New York, NY  10260
                                   Attention:


                                   CREDIT SUISSE FIRST BOSTON
                                   as a Lender



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   Notice Address:

                                   Eleven Madison Avenue
                                   New York, New York  10010
                                   Attention:

                                   J.P. MORGAN VENTURES CORPORATION
                                   as Joint Lead Arranger, Agent and Joint
                                   Bookrunner



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   Notice Address:

                                   60 Wall Street
                                   New York, NY  10260
                                   Attention:



                                   CREDIT SUISSE FIRST BOSTON
                                   as Joint Lead Arranger, Syndication Agent and Joint Bookrunner



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   Notice Address:

                                   Eleven Madison Avenue
                                   New York, New York  10010
                                   Attention:

                                    EXHIBIT A
                                    ---------

                           TERMS OF EXCHANGE NOTES(1)

ISSUER: The Company will issue Exchange Notes under an indenture, in such form as is customary for transactions of this type and as may be approved by the Lenders, that complies with the Trust Indenture Act and which shall incorporate substantially the terms and conditions applicable to the
                                            Exchange Notes as set forth herein.

PRINCIPAL AMOUNT:                           The Exchange Notes will be available
                                            only in exchange for the Loans. The
                                            face amount of any Exchange Note
                                            will equal the aggregate principal
                                            amount (including any accrued
                                            interest not required to be paid in
                                            cash) of the Loans for which it is
                                            exchanged.

MATURITY:                                   The Exchange Notes will mature on
                                            the tenth anniversary of the Closing
                                            Date.

INTEREST RATE:                              Exchange Notes will bear interest at
                                            a rate equal to the interest rate
                                            borne by the Loan at the time such
                                            Exchange Notes are issued.

GUARANTEES:                                 The obligations of the Company under
                                            the Exchange Notes will be
                                            unconditionally guaranteed on a
                                            senior subordinated basis by each
                                            existing and subsequently acquired
                                            or organized subsidiary of the
                                            Company that issues a guarantee or
                                            becomes an obligor under the Credit
                                            Agreement in respect of Domestic
                                            Obligations.

TAX GROSS UP:                               Same as Loans.

RANK: Exchange Notes will rank pari passu with Loans but will be subordinated in right of payment to all existing and future senior indebtedness of Company.

MANDATORY REDEMPTION:                       Same as Loans.

OPTIONAL REDEMPTION:                        The Exchange Notes will be
                                            non-callable until the fifth
                                            anniversary of the Closing Date
                                            (subject to customary equity
                                            offering clawback provisions) and
                                            will be callable thereafter at par
                                            plus accrued interest plus a
                                            premium, which premium shall
                                            initially be one half of the fixed
                                            interest rate borne by such Exchange
                                            Note declining ratably


----------

(1) All capitalized terms used but not defined herein have the meanings given to them in the Bridge Loan Agreement to which this Exhibit is attached.

                                            each year thereafter to zero on the
                                            date that is one year prior to the
                                            maturity of the Exchange Notes.

REGISTRATION RIGHTS:                        The Company will use its reasonable
                                            best efforts to cause to become
                                            effective a shelf registration
                                            statement which will permit
                                            registered resales of the Exchange
                                            Notes no later than 120 days from
                                            the one year anniversary of the
                                            Closing Date, and the Company will
                                            use its reasonable best efforts to
                                            keep such registration statement
                                            effective and available (subject to
                                            customary exceptions) until it is no
                                            longer needed to permit unrestricted
                                            resales of such Exchange Notes. If
                                            the registration statement ceases to
                                            be effective or ceases to be useable
                                            in connection with resales of such
                                            Exchange Notes (subject to customary
                                            exceptions), cash interest will
                                            accrue and be payable (in addition
                                            to interest otherwise accruing on
                                            the Exchange Notes) at a rate of
                                            0.50% per annum until such default
                                            shall be cured.

                                            The Company agrees, at its expense,
                                            to assist in connection with resales
                                            of any of the Exchange Notes,
                                            including making its senior officers
                                            available, including making them
                                            available to assist in the
                                            preparation of marketing materials
                                            relating to any resales, to
                                            participate in due diligence
                                            sessions and to participate in road
                                            shows or other presentations to
                                            prospective purchasers of such
                                            Exchange Notes.

EXCHANGE NOTES:                             The Exchange Notes will be in such
                                            form as is customary for
                                            transactions of this type and as may
                                            be approved by the Lenders.

RIGHT TO TRANSFER
EXCHANGE NOTES:                             The holders of the Exchange
                                            Notes shall have the absolute and
                                            unconditional right to transfer such
                                            Exchange Notes to any third parties
                                            in compliance with applicable law.

COVENANTS:                                  Those typical for an indenture
                                            governing a high-yield senior
                                            subordinated note issue, including a
                                            "change in control" put provision,
                                            and, to the extent deemed reasonably
                                            necessary by the Lenders and
                                            reasonably satisfactory to the
                                            Company, certain covenants contained
                                            in the Agreement and the other Loan
                                            Documents.

EVENTS OF DEFAULT:                          Those typical for an indenture
                                            governing a high-yield senior
                                            subordinated note issue.

GOVERNING LAW
AND FORUM:                                  New York.

                                    EXHIBIT B
                                    ---------

                            TERMS OF SUBORDINATION(2)

                  Set forth below are the operative and binding subordination provisions applicable to the Loans (referred to for the purposes herein collectively as the "Junior Debt").

(a) JUNIOR DEBT SUBORDINATED TO DESIGNATED SENIOR DEBT. The Company, for itself and its successors, agrees that the payment of the principal and interest (including post-petition interest as provided below) on the Junior Debt and any claim for rescission or damages in respect thereof under any applicable law (the "Subordinated Obligations") by the Company is subordinated, to the extent and in the manner provided in this Section, to the prior payment of the Obligations (as defined in the Credit Agreement as in effect on the date hereof) under the Credit Agreement (the "Designated Senior Debt"), provided that the provisions of this Section do not apply to, and the Junior Debt is not subordinated in respect of, the proceeds of the Permanent Financing.

         This Section will constitute a continuing offer to all Persons who, in reliance upon its provisions, become holders of, or continue to hold, Designated Senior Debt, and such provisions are made for the benefit of the holders of Designated Senior Debt, and such holders are made obligees under this Section and they and/or each of them may enforce its provisions.

(b)      NO PAYMENT ON JUNIOR DEBT IN CERTAIN CIRCUMSTANCES.

         (i) No payment will be made on account of the Subordinated Obligations, or to acquire any of the Junior Debt for cash or property other than capital stock of the Company, or on account of the redemption provisions of the Junior Debt (x) upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt shall first be paid in full or provided for in cash or cash equivalents or such payment duly provided for or (y) in the event that the Company defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Designated Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing.

         (ii) Upon the happening of any event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt under which it is outstanding, permitting the holders to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt) upon written notice of the event of default
----------

(2) All capitalized terms used but not defined herein have the meanings given to them in the Bridge Loan Agreement to which this Exhibit is attached.

                  given to the Company by the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived in writing, no payment will be made by the Company with respect to the Subordinated Obligations or to acquire any of the Junior Debt for cash, property or securities other than capital stock of the Company or with regard to redemption of Junior Debt; PROVIDED, that this paragraph (ii) will not prevent the making of any payment for a period of more than 179 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period, and that declaration has not been rescinded. If such Designated Senior Debt is not declared due and payable within 179 days after the written notice of the default is given, promptly after the end of the 179 day period the Company will pay all sums not paid during the 179 day period because of this paragraph (ii) unless paragraph (i) above is then applicable. During any 360-day consecutive period only one such period during which payment of principal of, or interest on, the Junior Debt may not be made may commence and the duration of such period may not exceed 179 days.

         (iii) If any payment or distribution of assets of the Company is received by any Holder in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of paragraph (i) or (ii), such payment or distribution will be received and held in trust for and will be paid over to the holders of Designated Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Designated Senior Debt which is due and payable held by them) until all such Designated Senior Debt has been paid in full or provided for in cash or cash equivalents, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

(c) JUNIOR DEBT SUBORDINATED TO PRIOR PAYMENT OF ALL DESIGNATED SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Company or its property or upon an assignment for the benefit of creditors or otherwise);

         (i) the holders of all Designated Senior Debt will first be entitled to receive payment in full or provision for payment in full in cash or cash equivalents of the principal of and interest due on Designated Senior Debt and other amounts due in connection with Designated Senior Debt (including interest accruing subsequent to an event specified in Sections 8.6 or
                  8.7 (certain bankruptcy events) and 8.9 (certain winding up events)) of the Credit Agreement at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code, before the Holders are entitled to receive any payment on account of the principal of or interest on the Junior Debt;

         (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Section will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Designated Senior Debt or their representatives to the extent necessary to make payment in full or provision for payment in full in cash or cash equivalents of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt; and

         (iii) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations before all Designated Senior Debt is paid in full or provided for in cash or cash equivalents, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Designated Senior Debt remaining unpaid or unprovided for or their representatives for application to the payment of such Designated Senior Debt until all such Designated Senior Debt has been paid in full or provided for in cash or cash equivalents, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Designated Senior Debt.

                  The Company will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Designated Senior Debt.

(d) For purposes of this Section, the words "cash, property or securities" shall not be deemed to include (x) shares of capital stock of the Company as reorganized or readjusted, (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Junior Debt, to the payment of all Designated Senior Debt then outstanding or (z) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Junior Debt to Designated Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law. For purposes of this Section, "payment on the account of the Subordinated Obligations" shall not include the issuance of the Exchange Notes or any sale or transfer of any of the foregoing.

(e) HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF DESIGNATED SENIOR DEBT. Following the payment in full or provision for payment in full of all Designated Senior Debt, the Holders will be subrogated to the rights of the holders of Designated Senior Debt to receive payments or distributions of assets of the Company applicable to the Designated Senior Debt until all amounts owing on the Junior Debt have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Designated Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section which otherwise would have been made to the Holders will, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Designated Senior Debt, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Designated Senior Debt, on the other hand.

(f) OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this Section or elsewhere in the Junior Debt is intended to or will impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of the Company other than the holders of the Designated Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default the Junior Debt, subject to the rights if any, under this Section of the holders of Designated Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(g) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF DESIGNATED SENIOR DEBT. No right of any present or future holders of any Designated Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of the Junior Debt, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Designated Senior Debt may extend, renew, modify or amend the terms of the Designated Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Designated Senior Debt who have not consented thereto in writing.

(h) NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Section will not be construed as preventing the occurrence of an Event of Default.

                                   EXHIBIT C
                                   ---------

                                  THE AGENT(3)

(i) APPOINTMENT OF THE AGENT. JPMVC is hereby appointed as the Agent hereunder and under the other Loan Documents, and each Holder hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this EXHIBIT C are solely for the benefit of the Agent and the Holders and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

(j)      POWERS AND DUTIES; GENERAL IMMUNITY.

         (i) POWERS; DUTIES SPECIFIED. Each Holder irrevocably authorizes the Agent to take such action on such Holder's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement with respect to the Agent and the other Loan Documents. The Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any of the Loan Documents, a fiduciary relationship in respect of any Holder; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         (ii) NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent shall not be responsible to any Holder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Holders or by or on behalf of the Company to the Agent or any Holder in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the

----------

(3) All capitalized terms used but not defined herein have the meanings given to them in the Bridge Loan Agreement to which this Exhibit is attached.

                  Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

         (iii) EXCULPATORY PROVISIONS. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable to the Holders for any action taken or omitted by the Agent under or in connection with any of the Loan Documents except to the extent caused by the Agent's gross negligence or willful misconduct. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions in respect thereof from the Requisite Lenders and, upon receipt of such instructions from the Requisite Lenders, the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders.

         (iv) THE AGENT ENTITLED TO ACT AS HOLDERS. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Holder hereunder. With respect to its participation in the Loans, the Agent shall have the same rights and powers hereunder as any other Holder and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Holder" or "Holders" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Holders.

(k) REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS. Each Holder represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Holders or to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Holders.

(l) RIGHT TO INDEMNITY. Each Holder, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent, to the extent that the Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(m) SUCCESSOR AGENT. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Holders and the Company. Upon any such notice of resignation, the Requisite Holders shall have the right, upon five Business Days' notice to the Company, to appoint a successor to the Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, as the case may be, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After the retiring Agent's resignation hereunder as the Agent, the provisions of this EXHIBIT C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

(n) GUARANTIES. Each Holder hereby further authorizes the Agent, on behalf of and for the benefit of Lenders, to enter into the Subsidiary Guaranty, and each Holder agrees to be bound by the terms of the Subsidiary Guaranty; PROVIDED that the Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Subsidiary Guaranty; PROVIDED, FURTHER, HOWEVER, that, without further written consent or authorization from the Requisite Lenders, the Agent may execute any documents or instruments necessary to release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of the Company) pursuant to a sale or other disposition permitted hereunder or to which the Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, the

         Company, the Agent and each Holder hereby agree that no Holder shall have any right individually to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Subsidiary Guaranty may be exercised solely by the Agent for the benefit of the Holders in accordance with the terms thereof.